                                                              EXHIBIT 99.h(viii)


                                  AMENDMENT TO
                          SECURITIES LENDING AGREEMENT
                                     BETWEEN
                          AMERICAN AADVANTAGE FUNDS AND
                       STATE STREET BANK AND TRUST COMPANY



         WHEREAS, American AAdvantage Funds ("Client") and State Street Bank and Trust Company ("State Street") entered into a Securities Lending Agreement dated January 2, 1998 (the "Agreement");

         WHEREAS, Section 20 of the Agreement provides that the Agreement may be modified by an instrument in writing signed by the party against whom enforcement is sought; and

         WHEREAS, the Client and State Street both desire to amend Schedule B of the Agreement to add the American AAdvantage Small Cap Value Fund to the list of funds whose securities are available for loan under the Agreement and to reflect that the Limited-Term Income Fund has changed its name to the Short Term Bond Fund and the Growth and Income Fund has changed its name (as of March 1, 1999) to the Large Cap Value Fund.

         NOW, THEREFORE, for value received and in order to induce the parties to enter into the amendment contemplated hereby, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties mutually agree to amend the Agreement in the following respect:

         Schedule B shall be deleted in its entirety and replaced with the attached Schedule B.

         The Agreement shall remain the same in all other respects.






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         This Amendment is effective as of the 1st day of January, 1999.

         IN WITNESS WHEREOF, the parties hereto agree to the execution of the above Amendment by affixing their signatures below.


                                            AMERICAN AADVANTAGE FUNDS

                                            Name:
                                                 ------------------------------
                                            By:
                                               --------------------------------
                                            Title:
                                                  -----------------------------



                                            STATE STREET BANK AND TRUST COMPANY

                                            Name:
                                                 ------------------------------
                                            By:
                                               --------------------------------
                                            Title:
                                                  -----------------------------

                              AMENDED AND RESTATED
                                   SCHEDULE B

This Schedule is attached and made part of the Securities Lending Authorization Agreement dated January 2, 1998 between AMERICAN AADVANTAGE FUNDS and STATE STREET BANK AND TRUST COMPANY.

FUND NAMES                 TAXPAYER IDENTIFICATION NUMBER              TAX YEAR END

Balanced Fund                       75-2161800                         October 31
International Equity Fund           75-2401150                         October 31
Intermediate Bond Fund              75-2715788                         October 31
Large Cap Value Fund                75-2161801                         October 31
Short-Term Bond Fund                75-2161799                         October 31
Small Cap Value Fund                75-2791825                         October 31